Exhibit 3.18

CERTIFICATE OF FORMATION

OF

NUVEEN GLOBAL ADVISORS, LLC

This Certificate of Formation of Nuveen Global Advisors, LLC (the “Company”), dated as of November 29, 2005, is being duly executed and filed by Margaret Isa, Esq., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Nuveen Global Advisors, LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19901.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Margaret Isa, Esq.
Margaret Isa, Esq.
Authorized Person

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

NUVEEN GLOBAL ADVISORS, LLC

Nuveen Global Advisors, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1.                                      The name of the limited liability company is Nuveen Global Advisors, LLC.

2.                                      The certificate of formation of the company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article 1:

FIRST. The name of the limited liability company formed hereby is Tradewinds NWQ Global Investors, LLC.

Executed on this 23rd day of January, 2006.

/s/ Alan G. Berkshire
NWQ Holdings, LLC,
Managing Member, by
Name:	Alan Berkshire
Title:	Senior Vice President and Secretary

CERTIFICATE OF AMENDMENT

OF

TRADEWINDS NWQ GLOBAL INVESTORS, LLC

1.         The name of the limited liability company is Tradewinds NWQ Global Investors, LLC.

2.         The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is amended to:

Tradewinds Global Investors, LLC

3.         This Certificate of Amendment shall be effective on 2/28/07.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 22nd day of February 2007.

/s/ John L. MacCarthy
John L. MacCarthy, Authorized Person

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                                Name of Limited Liability Company:

TRADEWINDS GLOBAL INVESTORS, LLC

2.                                                The Certificate of Formation of the limited liability company is hereby amended as follows:

The Registered Agent is hereby changed to:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 25th day of February, A.D. 2008.

By:	/s/ Jose A. Visaya
Authorized Person(s)

Name:	/s/ Jose A. Visaya
Print or Type

IN WITNESS WHEREOF, INVESTMENT MANAGEMENT ACQUISITION COMPANY, LLC has caused this Certificate of Amendment to be executed on the 1st day of August, 2002.

INVESTMENT MANAGEMENT
ACQUISITION COMPANY, LLC

By:	/s/ Alan G. Berkshire
Name: Alan G. Berkshire
Title: President